Exhibit 10.1

Execution Copy

SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AND CONSENT OF GUARANTORS

This SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT OF GUARANTORS (this “Amendment”) is dated as of April 24, 2008, and entered into by and among FLEETWOOD ENTERPRISES, INC. (“Fleetwood”), FLEETWOOD HOLDINGS INC. and its Subsidiaries listed on the signature pages hereof (collectively, “Borrowers”), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders.

Recitals

Whereas, Fleetwood, the Borrowers, the Lenders, and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of January 5, 2007, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of May 25, 2007, that certain Second Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of September 18, 2007, that certain Third Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of January 16, 2008, that certain Fourth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of March 5, 2008, and that certain Fifth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of April 9, 2008 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Any terms defined in the Credit Agreement and not defined in this Amendment are used herein as defined in the Credit Agreement;

Whereas, the Borrowers have requested an amendment to the Credit Agreement to permit them to make certain payments or prepayments with respect to the 2003 Subordinated Debentures; and

Whereas, the Majority Lenders and the Agent are willing to agree to the amendment requested by the Borrowers, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, Fleetwood, the Borrowers, the Lenders, and the Agent agree as follows:

1.     AMENDMENTS TO CREDIT AGREEMENT.  Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of Fleetwood and the Borrowers set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1   Amendment to Section 5.2.    Section 5.2 shall be amended by adding a new section (p) to read as follows:

“(p)         On the third Business Day following the last day of each fiscal month and, in any event, on the date of any payment in respect of the 2003 Subordinated Debentures made by Fleetwood or any of its Subsidiaries pursuant to Section 7.14(e), a report listing each of the following, in each case in such detail as the Agent may reasonably request:

(A)          the aggregate amount of cash received by Fleetwood from the issuance of ordinary or common Capital Stock of Fleetwood during such full or partial fiscal month (including a separate break-out of proceeds projected to be received on or prior to any payment to be made pursuant to Section 7.14(e) on such date) and the aggregate amount of all such proceeds received since April 1, 2008 (including a separate break-out of proceeds projected to be received on or prior to any payment to be made pursuant to Section 7.14(e) on such date),

(B)           the amount of Net Proceeds received by Fleetwood or any other Loan Party from the sale of Real Estate property that does not constitute Collateral (and in respect of which Fleetwood has elected to make the same eligible to increase the Debenture Prepayment Cap by providing written notice of such election to the Agent not later than the third Business Day following the end of the fiscal month in which such Net Proceeds were received) during such full or partial fiscal month (including a separate break-out of proceeds projected to be received on or prior to any payment to be made pursuant to Section 7.14(e) on such date) and the aggregate amount of all such proceeds received since April 1, 2008 (including a separate break-out of proceeds projected to be received on or prior to any payment to be made pursuant to Section 7.14(e) on such date),

(C)           the amount of proceeds received by Fleetwood or any other Loan Party from the incurrence of Indebtedness  in connection with mortgages placed on Real Estate that does not constitute Collateral (and in respect of which Fleetwood has elected to make the same eligible to increase the Debenture Prepayment Cap by providing written notice of such election to the Agent not later than the third Business Day following the end of the fiscal month in which such Net Proceeds were received) during such full or partial fiscal month (including a separate break-out of proceeds projected to be received on or prior to any payment to be made pursuant to Section 7.14(e) on such date) and the aggregate amount of all such proceeds received since April 1, 2008 (including a separate break-out of proceeds projected to be received on or prior to any payment to be made pursuant to Section 7.14(e) on such date),

(D)          the current amount of the Debenture Prepayment Cap as of such date (calculated on a pro forma basis after giving effect to any amount projected to be received on or prior to any payment to be made pursuant to Section 7.14(e) on such date), and

(E)           with respect to any such report being delivered on the date of any payment with respect to the 2003 Subordinated Debentures made in accordance with Section 7.14(e), the amount of Term Loan prepayments, if any, required to be made (or otherwise required to be subject to an irrevocable and unconditional notice of prepayment) in accordance with Section 7.14(e) on or prior to such date.”

1.2   Amendment to Section 7.14.  Section 7.14 shall be amended by deleting such section and replacing it with the following:

“7.14       Prepayment.  Neither Fleetwood nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement; provided that (a) any of Fleetwood or its Subsidiaries may prepay Debt incurred pursuant to Sections 7.13(g) through (l), inclusive, and Section 7.13(p); (b) Fleetwood and its Subsidiaries may prepay Debt, including, without limitation, Capital Leases, being refinanced pursuant to Section 7.13(f) hereof; (c) (i) so long as the Flexibility Conditions are satisfied as of the date of and both before and immediately after giving effect to such prepayment, Fleetwood and its Subsidiaries may prepay (A) any Capital Leases, so long as the acquisition of any property in connection with the prepayment of such Capital Lease would not constitute a Restricted Investment and (B) any Debt incurred pursuant to Section 7.13 and (ii) so long as the Flexibility Conditions are satisfied as of the date of and both before and immediately after giving effect to such prepayment, Fleetwood and its Subsidiaries may prepay any Debt not otherwise permitted to be prepaid pursuant to this Section 7.14 in an aggregate amount not to exceed $1,000,000; (d) so long as the Flexibility Conditions are satisfied as of the date of and both before and immediately after giving effect to such prepayment, any Borrower make prepayments to Fleetwood of Debt incurred pursuant to Section 7.13(m), the proceeds of which were received by such Borrower from Fleetwood; and (e) so long as no Default or Event of Default has occurred and is continuing on the date of the payment thereof and the Flexibility Conditions are satisfied, in each case both before and after giving effect to such payment or other specified action, Fleetwood may voluntarily prepay (including by redemption or repurchase) all or a portion of the 2003 Subordinated Debentures (and, in such event, cancel all or such portion of the 2003 Subordinated Debentures so prepaid) in exchange for either or both of (I) the issuance to the holders thereof of ordinary or common Capital Stock of Fleetwood and/or (II) the payment in cash of any redemption price, repurchase price, or an inducement, conversion, exchange or other fee, or any other cash consideration in connection with any such prepayment (including by redemption or repurchase); provided that the aggregate cash amount paid in connection with all such prepayments does not exceed the Debenture Prepayment Cap; and provided further that to the extent any cash payment is made pursuant to this subsection (e), an amount equal to at least 10% of the aggregate amount of such cash payment or payments (as the same may increase from time to time but excluding from such aggregate amount an amount equal to the sum of (i) the proceeds of the issuance of any ordinary or common Capital Stock of Fleetwood received by Fleetwood on or after April 1, 2008 and, (ii) so long as such Indebtedness and the Liens related thereto are otherwise permitted by the terms and conditions of this Agreement, the proceeds from the incurrence of Indebtedness in connection with mortgages placed on Real Estate that does not constitute Collateral received by Fleetwood or any other Loan Party on or after April 1, 2008) shall have been used to voluntarily prepay the Term Loan (or irrevocable and unconditional notice of prepayment of the Term Loan in such amount shall have been given) in accordance with Section 3.4(a).”

1.4 Amendment to Annex A to Credit Agreement (Definitions).  Annex A shall be amended as follows:

The following definitions shall be added to Annex A of the Credit Agreement:

““Debenture Prepayment Cap” means the sum of:

(a)           the aggregate amount of cash received by Fleetwood from the issuance of ordinary or common Capital Stock of Fleetwood from and after April 1, 2008, in accordance with the terms of the Agreement,

(b)           the Net Proceeds received by Fleetwood or any other Loan Party from the sale of Real Estate that does not constitute Collateral (and in respect of which Fleetwood has elected to make the same eligible to increase the Debenture Prepayment Cap by providing written notice of such election to the Agent not later than the third Business Day following the end of the fiscal month in which such Net Proceeds were received), from and after April 1, 2008, pursuant to and in accordance with the terms of the Agreement, and

(c)           so long as such Indebtedness and the Liens related thereto are otherwise permitted by the terms and conditions of the Agreement, the amount of proceeds received by Fleetwood or any other Loan Party, from and after April 1, 2008, from the incurrence of Indebtedness in connection with mortgages placed on Real Estate that does not constitute Collateral (and in respect of which Fleetwood has elected to make the same eligible to increase the Debenture Prepayment Cap by providing written notice of such election to the Agent not later than the third Business Day following the end of the fiscal month in which such Net Proceeds were received).”

The definition of “Borrowing Base” shall be deleted from Annex A of the Credit Agreement, and the following shall be inserted in its place:

““Borrowing Base” means an amount equal to (a) the sum of (i) eighty-five percent (85%) of the Net Amount of its Eligible Accounts, plus (ii) the lesser of (A) the Maximum Inventory Loan Amount and (B) the sum of (1) the lesser of (I) fifty-five percent (55%) of its Eligible Inventory, valued at the lower of cost on a first-in, first-out basis or market (other than motor home chassis) and (II) eighty-five percent (85%) of the appraised orderly liquidation value of its Eligible Inventory (other than motor home chassis) calculated in a manner consistent with the methodology used in such appraisal and (2) the lesser of (I) eighty percent (80%) of its Eligible Inventory, valued at the lower of cost on a first-in, first-out basis or market (consisting of motor home chassis) and (II) ninety percent (90%) of the appraised orderly liquidation value of its Eligible Inventory

(consisting of motor home chassis) calculated in a manner consistent with the methodology used in such appraisal, plus (iii) the lesser of (A) seventy-five percent (75%) of the appraised fair market value of its Real Estate Subfacility Assets subject to a Mortgage and (B) the Maximum Real Estate Loan Amount minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment.  Notwithstanding anything to the contrary in the Loan Documents, (i) the amount advanced against the Accounts and Inventory of Fleetwood Folding Trailer shall not exceed $8,000,000 and (ii) the amount advanced against aggregate manufactured housing Inventory shall not exceed the lesser of (A) $10,000,000 and (B) 30% of the Borrowing Base attributable to aggregate Eligible Inventory.”

The following “proviso” shall be inserted at the end of the definition of “Fixed Charges” immediately prior to the period at the end of such definition:

“provided that, notwithstanding the foregoing, in no event shall any payment in respect of the 2003 Subordinated Debentures or any voluntary prepayment of the Term Loans, in each case made in accordance with and subject to the limitations of Section 7.14(e), constitute a “Fixed Charge” for purposes of this definition”

2.     REPRESENTATIONS AND WARRANTIES OF FLEETWOOD AND THE BORROWERS.  In order to induce the Lenders and the Agent to enter into this Amendment, each of Fleetwood and each Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

2.1   Power and Authority.  Each of the Loan Parties has all corporate power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the “Consent”), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

2.2   Corporate Action.  The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.

2.3   No Conflict or Violation or Required Consent or Approval.  The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the governing documents of any Loan Party or any of its Subsidiaries, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.

2.4   Execution, Delivery and Enforceability.  This Amendment and the Consent have been duly executed and delivered by each Loan Party which is a party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity.  The Agent’s Liens in the Collateral continue to be valid, binding and enforceable first priority Liens which secure the Obligations.

2.5   No Default or Event of Default.  No event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

2.6   Representations and Warranties.  Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

3.     CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.  This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, Fleetwood, the Borrowers and each Lender and only if and when each of the following conditions is satisfied:

3.1   Consent of Guarantors.  Each of the Guarantors shall have executed and delivered to the Agent the Consent.

3.2   No Default or Event of Default; Accuracy of Representations and Warranties.  No Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrowers shall have delivered to the Agent a certificate confirming such matters.

3.3   Delivery of Documents.  The Agent shall have received such documents as the Agent may reasonably request in connection with this Amendment.

3.4   Closing Fee.  Fleetwood shall have paid to the Agent, for the pro rata account of all Lenders on or before 4:00 pm Pacific Time on April     , 2008, the closing fee as described and in the amount set forth in the Fee Letter, dated as of the date hereof, between Fleetwood and the Agent.

4.     EFFECTIVE DATE.  This Amendment shall become effective (the “Effective Date”) on the date of the satisfaction of the conditions set forth in Section 3.

5.     EFFECT OF AMENDMENT; RATIFICATION.  This Amendment is a Loan Document.  From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.  Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

6.     Each of Fleetwood and the Borrowers confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that none of the Credit Parties has any defenses, setoffs or counterclaims to its Obligations.

7.     APPLICABLE LAW.  THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

8.     NO WAIVER.  The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

9.     COMPLETE AGREEMENT.  This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof.  The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

10.   CAPTIONS; COUNTERPARTS.  The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BORROWERS	FLEETWOOD HOLDINGS INC.

FLEETWOOD HOMES OF ARIZONA, INC.

FLEETWOOD HOMES OF CALIFORNIA, INC.

FLEETWOOD HOMES OF FLORIDA, INC.

FLEETWOOD HOMES OF GEORGIA, INC.

FLEETWOOD HOMES OF IDAHO, INC.

FLEETWOOD HOMES OF INDIANA, INC.

FLEETWOOD HOMES OF KENTUCKY, INC.

FLEETWOOD HOMES OF NORTH CAROLINA, INC.

FLEETWOOD HOMES OF OREGON, INC.

FLEETWOOD HOMES OF PENNSYLVANIA, INC.

FLEETWOOD HOMES OF TENNESSEE, INC.

FLEETWOOD HOMES OF TEXAS, L.P.
By: FLEETWOOD GENERAL PARTNER
OF TEXAS, INC., its General Partner

FLEETWOOD HOMES OF VIRGINIA, INC.

FLEETWOOD HOMES OF WASHINGTON, INC.

FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.

FLEETWOOD MOTOR HOMES OF INDIANA, INC.

FLEETWOOD MOTOR HOMES OF PENNSYLVANIA, INC.

FLEETWOOD TRAVEL TRAILERS OF CALIFORNIA, INC.

FLEETWOOD TRAVEL TRAILERS OF INDIANA, INC.

FLEETWOOD TRAVEL TRAILERS OF KENTUCKY, INC.

FLEETWOOD TRAVEL TRAILERS OF MARYLAND, INC.

FLEETWOOD TRAVEL TRAILERS OF OHIO, INC.

FLEETWOOD TRAVEL TRAILERS OF OREGON, INC.

FLEETWOOD TRAVEL TRAILERS OF TEXAS, INC.

FLEETWOOD FOLDING TRAILERS, INC.

GOLD SHIELD, INC.

GOLD SHIELD OF INDIANA, INC.

HAUSER LAKE LUMBER OPERATION, INC.

CONTINENTAL LUMBER PRODUCTS, INC.

FLEETWOOD GENERAL PARTNER OF TEXAS, INC.

FLEETWOOD HOMES INVESTMENT, INC.

By:	/s/ Elden L. Smith
Name:	Elden L. Smith
Title:	President and Chief Executive Officer

GUARANTOR	FLEETWOOD ENTERPRISES, INC., as the Guarantor

	By:	/s/ Elden L. Smith
	Name:	Elden L. Smith
	Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BANK OF AMERICA, N.A., as the Agent and as a Lender

By:	/s/ Todd Eggertsen
Name:	Todd Eggertsen
Title:	Vice President

WELLS FARGO FOOTHILL, INC., fka FOOTHILL CAPITAL CORPORATION, as a Lender

By:	/s/ Juan Barrera
Name:	Juan Barrera
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:	/s/ Jang Kim
Name:	Jang Kim
Title:	Vice President

TEXTRON FINANCIAL CORPORATION, as a Lender

By:	/s/ Norbert Schmidt
Name:	Norbert Schmidt
Title:	S. Account Executive

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robin Arriola
Name:	Robin L. Arriola
Title:	Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as a Lender

By:
Name:
Title:

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty and each of the Loan Documents to which it is a party.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the 24th day of April, 2008.

GUARANTORS	FLEETWOOD ENTERPRISES, INC.
FLEETWOOD CANADA LTD.
FLEETWOOD INTERNATIONAL INC.

	By:	/s/ Elden L. Smith
	Name:	Elden L. Smith
	Title:	President and Chief Executive Officer